UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2015

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Leidos Holdings, Inc. was held on May 29, 2015. The final results of the stockholders’ vote on each of the matters presented for a vote is set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
David G. Fubini	50,521,389	1,378,574	841,273	8,008,972
John J. Hamre	50,081,984	1,803,410	855,842	8,008,972
Miriam E. John	50,158,757	1,748,736	833,743	8,008,972
John P. Jumper	48,682,452	3,351,078	707,706	8,008,972
Harry M.J. Kraemer, Jr.	49,745,385	2,136,041	859,810	8,008,972
Roger A. Krone	49,544,323	2,442,481	754,432	8,008,972
Gary S. May	50,642,386	1,203,567	895,283	8,008,972
Lawrence C. Nussdorf	49,166,632	2,715,665	858,939	8,008,972
Robert S. Shapard	50,620,855	1,269,865	850,516	8,008,972
Noel B. Williams	50,608,471	1,292,417	840,348	8,008,972

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	45,421,953
Votes against	6,320,040
Abstentions	999,243
Broker non-votes	8,008,972

3.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2015 was approved based upon the following votes:

Votes for approval	59,724,741
Votes against	696,657
Abstentions	328,810
Broker non-votes	0

4.	The proposal to adopt a policy, and amend the Company’s bylaws, as necessary, to require the Chair of the Board be an independent director did not pass based upon the following votes:

Votes for approval	21,764,335
Votes against	29,254,750
Abstentions	1,722,151
Broker non-votes	8,008,972

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2015	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Corporate Secretary